CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Menlo Acquisition Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 related to the consolidated financial statements of Menlo Acquisition Corporation and Subsidiaries as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 1999 previously filed by Menlo Acquisition Corporation and Subsidiaries.



                                                              /s/ J.H. COHN LLP

                                                                  J.H. COHN LLP

Roseland, New Jersey
September 11, 2000